



<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the Oklahoma
Gas and Electric Company Consolidated Statement of Income and Balance Sheet as reported on Form U-3A-2 as of December 31, 1995 and is qualified in its entirety by reference to such Form U-3A-2.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               2,754,871
<TOTAL-OPERATING-REVENUES>                   1,302,037
<NET-INCOME>                                   125,256


